                                                                   Exhibit 11

                            BHA Group Holdings, Inc.
                    Computation of Earnings Per Common Share


                                                         (In thousands, except per share data)
                                                              For the three months ended
                                              March 31, 2001                              March 31, 2000
                                 ------------------------------------------  ------------------------------------------
                                 Net Earnings     Shares       Per-Share     Net Earnings     Shares       Per-Share
                                  (Numerator)    (Denom.)        Amt.         (Numerator)    (Denom.)        Amt.
                                  -----------    --------        ----         -----------    --------        ----
   Basic earnings per share:
   Earnings available to common
    shareholders                    $ 2,169         6,169       $ 0.35          $ 1,983         6,537       $ 0.30

       Effect of dilutive
   securities--stock options          --              302                         --               44

   Diluted earnings per share:
   Earnings available to common
    shareholders and assumed
           conversion               $ 2,169         6,471       $ 0.34          $ 1,983         6,581       $ 0.30
                                 ==========================================  ==========================================


                                                         (In thousands, except per share data)
                                                               For the six months ended
                                              March 31, 2001                              March 31, 2000
                                 ------------------------------------------  ------------------------------------------
                                 Net Earnings     Shares       Per-Share     Net Earnings     Shares       Per-Share
                                  (Numerator)    (Denom.)        Amt.         (Numerator)    (Denom.)        Amt.
                                  -----------    --------        ----         -----------    --------        ----
   Basic earnings per share:
   Earnings available to common
    shareholders                    $ 4,102         6,291       $ 0.65          $ 3,238         6,685       $ 0.48

       Effect of dilutive
   securities--stock options          --              299                         --               51

   Diluted earnings per share:
   Earnings available to common
    shareholders and assumed
           conversion               $ 4,102         6,590       $ 0.62          $ 3,238         6,736       $ 0.48
                                 ==========================================  ==========================================




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